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                                Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-37517



PROSPECTUS SUPPLEMENT
(to Prospectus dated October 21, 1997)

THIS DOCUMENTS CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                                MEDPARTNERS, INC.

                        1,210,497 SHARES OF COMMON STOCK,
                            PAR VALUE $.001 PER SHARE

         The Prospectus, dated October 21, 1997 (the "Prospectus"), relating to the offering for resale of up to 1,210,497 shares of Common Stock, par value $.001 per share, of MedPartners, Inc. ("MedPartners"), is hereby supplemented as set forth below.

         The information set forth opposite the name of HERSCHEL FISCHER, M.D.
         in the table of Selling Holders on page 12 of the Prospectus is deleted in its entirety and the following information inserted in lieu thereof:

         Number of Shares Beneficially Owned                                                   805,837
         Number of Shares Covered by this Prospectus                                            97,316
         Number of Shares to be Held After Offering                                            708,521
         Percent of Outstanding Shares After Offering                                                *

         The information set forth opposite the name of KARL G. MANGOLD, M.D. in the table of Selling Holders on page 13 of the Prospectus is deleted in its entirety and the following information inserted in lieu thereof:

         Number of Shares Beneficially Owned                                                 1,208,756
         Number of Shares Covered by this Prospectus                                           132,634
         Number of Shares to be Held After Offering                                          1,076,122
         Percent of Outstanding Shares After Offering                                                *


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The information set forth opposite the name of DOCTOR'S ESSENTIAL SERVICES, INC.
in the table of Selling Holders on page 12 of the Prospectus is deleted in its entirety and the following information inserted in lieu thereof:

         Number of Shares Beneficially Owned                                                    44,769
         Number of Shares Covered by this Prospectus                                            44,769
         Number of Shares to be Held After Offering                                                  0
         Percent of Outstanding Shares After Offering                                                *

         The date of this Prospectus Supplement is December2, 1997.

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